------------------------------------------------------------------------------

                             SUBSCRIPTION AGREEMENT

 ------------------------------------------------------------------------------

                              _______________, 2003







Board of Directors
The Dealer Sheet, Inc.
7858 East Long Place
Centennial, Colorado  80112

Dear Mr. Lee and Ms. Flowers:

     In connection with your offer and my purchase of _______ shares of common stock, as described in the Prospectus to which this Subscription Agreement is attached, of The Dealer Sheet, Inc., a Colorado corporation, at a subscription price of $.05 per share (for an aggregate purchase price payable by me of $___________), I hereby represent, warrant, covenant and agree with you that at the time of such offer and purchase and as of the date of this Subscription
Agreement:

     1.   I am over the age of twenty-one years.

     2. I represent and warrant that I am a resident of the state in which this offer is made insofar as I occupy a dwelling within the state and I intend to remain within the state for an indefinite period of time. Further, if the undersigned is not a resident of the state in which the offer is made, then the undersigned represents and warrants that he is not a resident of any other state or possession of the United States.

     3. I have received the Prospectus of The Dealer Sheet, delivery of which by you to me has preceded the closing under this Subscription Agreement and my purchase of the shares.

     The subscription made by this Subscription Agreement is subject to acceptance by The Dealer Sheet in its sole discretion; which acceptance shall be evidenced by The Dealer Sheet's signing and delivering to me at the address set forth on the signature page hereof a fully-executed counterpart of this Subscription Agreement. In the event that The Dealer Sheet shall reject my subscription, the purchase price for the shares shall be refunded promptly to me without interest or deduction.

Attached to and incorporated in that certain Subscription Agreement attached to that certain Prospectus of The Dealer Sheet, Inc.


                                                  Very truly yours,

Individuals execute below:                        Corporations, partnerships,
                                                  trusts and other entities
                                                  execute below:





------------------------------                    ------------------------------
  Name (please type or print)                       Name (please type or print)



                                                  By:
------------------------------                       ---------------------------
       (Signature)                                    (Signature of authorized
                                                    officer, partner or trustee)



                                                  Attest:
------------------------------                           -----------------------
  Name (please type or print)                                  (Signature)



------------------------------                    ------------------------------
         (Signature)                                        (Address)



------------------------------                    ------------------------------
          (Address)                                         (Address)



------------------------------                    ------------------------------
       (Home Telephone)                             (Tax Identification Number)

Attached to and incorporated in that certain Subscription Agreement attached to that certain Prospectus of The Dealer Sheet, Inc.

Individuals execute below:




------------------------------
      (Office Telephone)




------------------------------
   (Social Security Number)


ACCEPTED this ___ day of _________, 2003.

                                                  THE DEALER SHEET, INC.



                                                  By:
                                                     ---------------------------
                                                       Mr. Evan Lee, President


                                                  ATTEST:




                                                  ------------------------------
                                                           (Signature)